As filed with the Securities and Exchange Commission on October 18, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

FIRST INDUSTRIAL REALTY TRUST, INC.               FIRST INDUSTRIAL, L.P.
  (Exact name of registrant as                 (Exact name of registrant as
    specified in its charter)                    specified in its charter)

            Maryland                                    Delaware
(State or other jurisdiction of              (State or other jurisdiction of
incorporation or organization)                incorporation or organization)

           36-3935116                                  36-3924586
(I.R.S. Employer Identification Number)  (I.R.S. Employer Identification Number)

                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
          (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                       FIRST INDUSTRIAL, L.P. 401(k) PLAN
                            (Full title of the plan)
                               Michael W. Brennan
                      President and Chief Executive Officer
                       First Industrial Realty Trust, Inc.
                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Gerald S. Tanenbaum, Esq.
                               Roger Andrus, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                           --------------------------


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
         Title of                                   Proposed Maximum        Proposed Maximum
     Securities to be          Amount to be          Offering Price        Aggregate Offering        Amount of
      Registered(1)            Registered(2)           Per Share(3)               Price           Registration Fee
------------------------------------------------------------------------------------------------------------------
      Common Stock,           2,000,000 shares            $28.83              $57,660,000               $5,305
      $.01 par value
==================================================================================================================


(1) Includes rights to purchase Junior Participating Preferred Stock of First Industrial Realty Trust, Inc. Because no separate consideration is being paid for the Rights, the registration fee therefor is included in the fee for the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate number of Plan Interests that may be issued under the First Industrial, L.P. 401(k) Plan.

(2) Pursuant to Rule 416(a) of the Securities Act, also covers such additional number of shares as may be issued in the event of a stock dividend, stock split, split-up, recapitalization or other similar dilutive event.

(3) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based on the average of the reported high and low sales prices of the Common Stock on the New York Stock Exchange -- Composite Transactions System on October 15, 2002.

================================================================================

                                EXPLANATORY NOTE

     This registration statement relates to shares of common stock of First Industrial Realty Trust, Inc. (the "Company") that may be acquired by employees of First Industrial, L.P. (the "Operating Partnership") and its subsidiaries under the First Industrial, L.P. 401(k) Plan. Shares of the Company's common stock acquired under the First Industrial, L.P. 401(k) Plan are obtained by the plan administrator through open market purchases at prevailing market prices. Such transactions do not involve the original issuance by the Company of any new shares of common stock or result in a change in the number of outstanding shares of common stock of the Company.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Plan Annual Information. *

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by the Company with the Commission (File No. 001-13102) and are hereby incorporated by reference in this Registration Statement:

     1) Annual Report on Form 10-K for the year ended December 31, 2001, filed March 12, 2002;

     2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed May 10, 2002;

     3) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, filed August 14, 2002;

     4) Current Report on Form 8-K filed with the Commission on August 14, 2002; and

     5) the description of the common stock included in the Company's registration statement on Form 8-A dated June 23, 1994 and the description of the associated preferred share purchase rights included in the Form 8-A filed September 24, 1997.

     The following documents have been filed by the Operating Partnership with the Commission (File No. 333-21873) and are hereby incorporated by reference in this Registration Statement:

     1) Annual Report on Form 10-K for the year ended December 31, 2001, filed March 12, 2002;

     2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed May 10, 2002;

     3) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, filed August 14, 2002;

     4) Current Report on Form 8-K filed with the Commission on April 17, 2002; and

     5)   Current Report on Form 8-K filed with the Commission on August 14,
          2002.

     In addition, all documents subsequently filed by the Company and the Operating Partnership and with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Articles of Incorporation and Bylaws provide certain limitations on the liability of the Company's directors and officers of monetary damages to the Company. The Articles of Incorporation and Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and its stockholders against these individuals. The provisions of Maryland law provide for the indemnification of officers and directors of a company under certain circumstances.

          The Operating Partnership's Sixth Amended and Restated Agreement of Limited Partnership contains provisions indemnifying First Industrial Realty Trust, Inc. and its officers, directors and stockholders to the fullest extent permitted by the Delaware Revised Uniform Limited Partnership Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

      Exhibit
      Number                  Description

          4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

          4.2 Articles of Amendment to the Company's Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

          4.3 Articles of Amendment to the Company's Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

          4.4 Articles Supplementary relating to the Company's Junior Participating Preferred Stock, $.01 par value (incorporated by reference to Exhibit 4.10 of Form S-3/A of the Company and First Industrial, L.P. dated September 24, 1997, File No. 333-29879).

          4.5 Sixth Amended and Restated Limited Partnership Agreement of the Operating Partnership dated March 18, 1998 (the "L.P. Agreement") (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 1-13102).

          4.6 First Amendment to the L.P. Agreement dated April 1, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended March 31, 1998, File No. 1-13102).

          4.7 Second Amendment to the L.P. Agreement dated April 3, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended March 31, 1998, File No. 1-13102).

          4.8 Third Amendment to the L.P. Agreement dated April 16, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of the Company for the fiscal quarter ended March 31, 1998, File No. 1-13102).

          4.9 Fourth Amendment to the L.P. Agreement dated June 24, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1998, File No. 1-13102).


          4.10 Fifth Amendment to the L.P. Agreement dated July 16, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1998, File No. 1-13102).

          4.11 Sixth Amendment to the L.P. Agreement dated August 31, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.12 Seventh Amendment to the L.P. Agreement dated October 21, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.13 Eighth Amendment to the L.P. Agreement dated October 30, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.14 Ninth Amendment to the L.P. Agreement dated November 5, 1998 (incorporated by reference to Exhibit 10.5 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.15 Tenth Amendment to the L.P. Agreement dated January 28, 2000 (incorporated by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13102).

          4.16 Eleventh Amendment to the L.P. Agreement dated January 28, 2000 (incorporated by reference to Exhibit 10.12 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13102).

          4.17 Twelfth Amendment to the L.P. Agreement dated June 27, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 2000, File No. 1-13102).

          4.18 Thirteenth Amendment to the L.P. Agreement dated September 1, 2000 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.19 Fourteenth Amendment to the L.P. Agreement dated October 13, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.20 Fifteenth Amendment to the L.P. Agreement dated October 13, 2000 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.21 Sixteenth Amendment to the L.P. Agreement dated October 27, 2000 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.22 Seventeenth Amendment to the L.P. Agreement dated January 25, 2001 (incorporated by reference to Exhibit 10.18 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-13102).

          4.23 Eighteenth Amendment to the L.P. Agreement dated February 13, 2001 (incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-13102).

          4.24 Nineteenth Amendment to the L.P. Agreement dated June 26, 2002 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 2002, File No.1-13102).

          23.1 Consent of PricewaterhouseCoopers LLP.

          24.1 Powers of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrants pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 6 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The registrants hereby undertake that they will submit the First Industrial, L.P. 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the First Industrial, L.P. 401(k) Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 18, 2002.

                             FIRST INDUSTRIAL REALTY TRUST, INC.


                             By:    /s/ Michael J. Havala
                                    --------------------------------------------
                             Name:   Michael J. Havala
                             Title:  Chief Financial Officer (Principal
                                       Financial Officer)


                             FIRST INDUSTRIAL, L.P.


                             By: First Industrial Realty Trust, Inc.,
                                  its sole general partner


                             By:  /s/ Michael J. Havala
                                  ----------------------------------------------
                             Name:   Michael J. Havala
                             Title:  Chief Financial Officer (Principal
                                       Financial Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Brennan and Michael J. Havala, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, to sign any and all pre- or post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                  Signature                               Title                          Date
                  ---------                               -----                          ----

     /s/ Michael W. Brennan                     President, Chief                  October 18, 2002
----------------------------------------           Executive Officer and
     Michael W. Brennan                            Director (Principal
                                                   Executive Officer)

                                      II-6

                  Signature                               Title                          Date
                  ---------                               -----                          ----

     /s/ Michael J. Havala                      Chief Financial Officer           October 18, 2002
----------------------------------------           (Principal Financial
     Michael J. Havala                             Officer)

     /s/ Scott A. Musil                         Senior Vice President,            October 18, 2002
----------------------------------------           Treasurer, Controller
     Scott A. Musil                                and Assistant
                                                   Secretary (Principal
                                                   Accounting Officer)

     /s/ Michael G. Damone                      Director of Strategic             October 18, 2002
----------------------------------------           Planning and Director
     Michael G. Damone

     /s/ John L. Lesher                         Director                          October 18, 2002
----------------------------------------
     John L. Lesher

     /s/ Kevin W. Lynch                         Director                          October 18, 2002
----------------------------------------
     Kevin W. Lynch

     /s/ John E. Rau                            Director                          October 18, 2002
----------------------------------------
     John E. Rau

     /s/ Jay H. Shidler                         Chairman of the Board of          October 18, 2002
----------------------------------------           Directors
     Jay H. Shidler

     /s/ Robert J. Slater                       Director                          October 18, 2002
----------------------------------------
     Robert J. Slater

     /s/ W. Edwin Tyler                         Director                          October 18, 2002
----------------------------------------
     W. Edwin Tyler

     /s/ J. Steven Wilson                       Director                          October 18, 2002
----------------------------------------
     J. Steven Wilson


                                  EXHIBIT INDEX


        Exhibit
        Number                      Description

          4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

          4.2 Articles of Amendment to the Company's Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

          4.3 Articles of Amendment to the Company's Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1996, File No. 1-13102).

          4.4 Articles Supplementary relating to the Company's Junior Participating Preferred Stock, $.01 par value (incorporated by reference to Exhibit 4.10 of Form S-3/A of the Company and First Industrial, L.P. dated September 24, 1997, File No. 333-29879).

          4.5 Sixth Amended and Restated Limited Partnership Agreement of the Operating Partnership dated March 18, 1998 (the "L.P. Agreement") (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 1-13102).

          4.6 First Amendment to the L.P. Agreement dated April 1, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended March 31, 1998, File No. 1-13102).

          4.7 Second Amendment to the L.P. Agreement dated April 3, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended March 31, 1998, File No. 1-13102).

          4.8 Third Amendment to the L.P. Agreement dated April 16, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of the Company for the fiscal quarter ended March 31, 1998, File No. 1-13102).

          4.9 Fourth Amendment to the L.P. Agreement dated June 24, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1998, File No. 1-13102).

          4.10 Fifth Amendment to the L.P. Agreement dated July 16, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 1998, File No. 1-13102).

          4.11 Sixth Amendment to the L.P. Agreement dated August 31, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.12 Seventh Amendment to the L.P. Agreement dated October 21, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.13 Eighth Amendment to the L.P. Agreement dated October 30, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.14 Ninth Amendment to the L.P. Agreement dated November 5, 1998 (incorporated by reference to Exhibit 10.5 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 1998, File No. 1-13102).

          4.15 Tenth Amendment to the L.P. Agreement dated January 28, 2000 (incorporated by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13102).

          4.16 Eleventh Amendment to the L.P. Agreement dated January 28, 2000 (incorporated by reference to Exhibit 10.12 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13102).

          4.17 Twelfth Amendment to the L.P. Agreement dated June 27, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 2000, File No. 1-13102).

          4.18 Thirteenth Amendment to the L.P. Agreement dated September 1, 2000 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.19 Fourteenth Amendment to the L.P. Agreement dated October 13, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.20 Fifteenth Amendment to the L.P. Agreement dated October 13, 2000 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.21 Sixteenth Amendment to the L.P. Agreement dated October 27, 2000 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of the Company for the fiscal quarter ended September 30, 2000, File No. 1-13102).

          4.22 Seventeenth Amendment to the L.P. Agreement dated January 25, 2001 (incorporated by reference to Exhibit 10.18 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-13102).

          4.23 Eighteenth Amendment to the L.P. Agreement dated February 13, 2001 (incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-13102).

          4.24 Nineteenth Amendment to the L.P. Agreement dated June 26, 2002 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of the Company for the fiscal quarter ended June 30, 2002, File No.1-13102).

          23.1 Consent of PricewaterhouseCoopers LLP.

          24.1 Powers of Attorney (included on signature page).

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2002 relating to the consolidated financial statements, which appears in the First Industrial Realty Trust, Inc. Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the financial statement schedule, which also appears in the First Industrial Realty Trust, Inc. Annual Report on Form 10-K. We further consent to the incorporation by reference of our report dated February 4, 2002 relating to the consolidated financial statements and of our report dated February 4, 2002 relating to the combined statements of the Other Real Estate Partnerships, which appear in the First Industrial, L.P. Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the financial statement schedule, which also appears in the First Industrial, L.P. Annual Report on Form 10-K.


                                          /s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
October 18, 2002